Exhibit 8.1

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                    , 2015

Energy Transfer Partners, L.P.

3738 Oak Lawn Avenue

Dallas, Texas 75219

Re:	Agreement and Plan of Merger, dated as of January 25, 2015, as amended on February 18, 2015

Ladies and Gentlemen:

We have acted as special tax counsel to Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), in connection with (i) (a) the proposed merger (the “LP Merger”) of Regency Energy Partners LP, a Delaware limited partnership (“Regency”) with Rendezvous I LLC, a Delaware limited liability company (“Merger Sub A”) and a direct wholly-owned subsidiary of ETP, and (b) the proposed merger (the “GP Merger” and, together with the LP Merger, the “Merger”) of ETE GP Acquirer LLC, a Delaware limited partnership (“ETE Acquirer”) with Rendezvous II LLC, a Delaware limited liability company (“Merger Sub B”) and a direct wholly-owned subsidiary of ETP, as contemplated by the Agreement and Plan of Merger dated as of January 25, 2015, and Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 18, 2015, by and among ETP, Energy Transfer Partners GP, L.P., a Delaware limited liability company (“ETP GP”), Merger Sub A, Merger Sub B, Regency, Regency GP, LP, a Delaware limited partnership, and ETE Acquirer (the “Merger Agreement”), and (ii) the preparation of a Registration Statement on Form S-4 (File No. 333-202319) (as amended through the date hereof, the “Registration Statement”) of ETP, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement. This opinion is being delivered in connection with the Registration Statement. Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

                    , 2015

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement and the proxy statement/prospectus, (iii) the respective tax officer’s certificates of ETP and Regency, each dated as of                     , 2015, and delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1.	Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.	The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement and the proxy statement/prospectus, and the Merger will be effective under the laws of the State of Delaware;

3.	All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Merger, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Merger;

4.	Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Merger, in each case without such qualification; and

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement and the proxy statement/prospectus.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Registration Statement and the proxy statement/prospectus constituting part of the Registration Statement, all statements of legal conclusion in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to ETP and Its Unitholders” and “Material U.S. Federal Income Tax Consequences of ETP Common Unit Ownership” constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

                    , 2015

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.	This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Merger or all of the matters discussed in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to ETP and Its Unitholders” and “Material U.S. Federal Income Tax Consequences of ETP Common Unit Ownership.” We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein and in the Registration Statement. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and in the Registration Statement. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.	No opinion is expressed as (i) to any transaction other than the Merger as described in the Merger Agreement, (ii) to any matter not discussed in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to ETP and Its Unitholders” and “Material U.S. Federal Income Tax Consequences of ETP Common Unit Ownership” or (iii) to any matter whatsoever if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement, the proxy statement/prospectus and the Officer’s Certificates, are not true and accurate at all relevant times.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Material U.S. Federal Income Tax Consequences of ETP Common Unit Ownership.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,